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                                                                   Exhibit 10.13

                      DEED OF PLEDGE OF ACCOUNTS RECEIVABLE



The Undersigned:

1. Lionbridge Technologies Holdings B.V., a private company with limited liability with its statutory seat at Amsterdam, hereinafter to be referred to as the "Pledgor";

2. Silicon Valley Bank, a California-chartered bank with its chief executive offices at 3003 Tasman Drive, Santa Clara, the U.S.A., hereinafter to be referred to as the "Bank";

have agreed as follows:

ARTICLE 1.

1.1 The Pledgor hereby grants to the Bank as further security for the payment of all amounts that are now due or which may become due at any time in the future to the Bank on any account whatsoever both within and outside of current account and whether or not within the scope of ordinary banking business, a first right of pledge ("eerste recht van pand"), and the Bank hereby accepts such right, in all accounts receivable which the Pledgor presently his or at any time hereafter may acquire vis-a-vis any third party, arising from legal relationships that presently already exist between the Pledgor and any such third party, including, without limitation, the accounts receivable specified in Annex A hereto.

1.2. The Pledgor undertakes furthermore to grant to the Bank as further security for the payment or all amounts that are now due or may become due at any time in the future to the Bank on any account whatsoever both within and outside of current account and whether or not within the scope of ordinary banking business, subject to the terms of this Agreement, each time by separate deed in the form of Annex B hereto, a first right of pledge ("eerste recht van pand") in all accounts receivable which the Pledgor at any time hereafter may acquire vis-a-vis any third party and which do not arise from legal relationships that presently already exist between the Pledgor and any such third party.

ARTICLE 2.

2.1. The Pledgor hereby represents that it holds full and exclusive title of ownership to the accounts receivable which the Pledgor presently has is mentioned in Article 1.1. hereof, that it has the power to create a right of pledge therein, and that those accounts receivable have not been encumbered with any attachment ("beslag"), any right of pledge, or any rights in rem ("beperkte rechiten") other than those created in favour of the Bank.

2.2. The Pledgor hereby further represents that it has neither assigned or encumbered in advance the future accounts receivable arising from legal relationships that presently already exist between the Pledgor and any third party, as mentioned in article 1.1 hereof, with any right of pledge or any other rights in rem, nor assumed any obligations or will


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         assume any obligations to grant such right of pledge on or assign the future accounts receivable as mentioned in article 1.2. to any third party.

2.3. The first right of pledge which is created under and pursuant to this Deed include all accessory rights ("afhankelijke rechten") and all ancillary rights ("nevenrechten") to the pledged accounts receivable.

ARTICLE 3.

3.1. The Pledgor undertakes towards the Bank to report, as contemplated by paragraph 6.3 of (of the Loan Agreement dated ______________________ 1997 between the Pledgor, Lionbridge Technologies B.V. as Borrowers and the Bank (the "Loan Agreement"), specifying all accounts receivable which the Pledgor may have vis-a-vis any third party as referred to in
         Article 1.2. hereof, and which the Pledgor has acquired in the period beginning on the date of the report made immediately prior thereto and ending on the date of said report. For this purpose the Pledgor shall use the separate deed which has been attached hereto as Annex B, and the Pledgor hereby grants to the Bank an irrevocable power of attorney to effect and/or perfect those additional pledges pursuant to Article
         3.2. hereof on behalf of the Pledgor.

3.2. The right of pledge referred to in Article 3.1. hereof shall be created, at the option of the Bank, either (a) by authenticated deed ("authenticke aktc"), in which the accounts receivable specified in the separate deed which has been attached hereto as Annex B are incorporated, or (b) by registration of the said separate deed.

ARTICLE 4.

Upon the occurence and during the continuance of an Event of Default (as defined in the loan Agreement), the Bank is entitled at all times to give notice to the debtor of the account receivable concerned of the first right of pledge created under or pursuant to this Deed.

ARTICLE 5.

5.1. When the Bank has informed the debtor of the account receivable concerned of the first right or pledge under or pursuant to Article 4 hereof, the Bank shall, during the continuance of an Event of Default, have the right to collect that account receivable and to take all measures which it deems necessary in connection therewith.

5.2. From the moment that the Bank has informed the debtor of the account receivable concerned pursuant to Article 4 hereof, the Pledgor shall no longer have the right to collect that account receivable himself.

                  The Pledgor hereby expressly waives his right as referred to in Article 246, Paragraph 4, Book 3 of the Civil Code, to petition the Cantonal Judge to authorise him to collect that account receivable.


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5.3.     If and insofar as the debtor of the account receivable concerned makes full or partial payment to the Pledgor after he has been informed by the Bank pursuant to Article 4 hereof, the Pledgor shall immediately transfer to the Bank a sum equal to the amount paid by the debtor to the Pledgor, without prejudice to any remedy which the Bank may have vis-a-vis the debtor concerned.

5.4. All reasonable costs incurred by the Bank in connection with the collection of the accounts receivable as a result of exercising its power pursuant to Article 5.1. hereof, shall be for the account of the Pledgor, irrespective whether the measures which the Bank has taken in connection with the collection of those accounts receivable have resulted or will result in any payment.

5.5. The Bank shall apply nice proceeds of the accounts receivable which it receives upon exercise of its power as referred to in Article 5.1. hereof, after deduction of all reasonable costs incurred by the Bank, including all reasonable fees of legal advisers and costs of litigation, against the obligations described in Article 1 hereof which are secured by the first right of pledge created under or pursuant to this Deed, by way of crediting the account of the Pledgor with the Bank in the amount of such proceeds, and shall set off the remaining balance against any other amounts due by the Pledgor to the Bank which are not secured by any such right of pledge.

5.6. The Bank does not accept any liability towards the Pledgor if and insofar the measures taken for the purpose of the collection of the accounts, receivable concerned pursuant to Article 5.1. hereof, do not result in payment or payment in full of such accounts receivable.

ARTICLE 6.

6.1. If and insofar pursuant to Article 5.1. hereof the Bank has been authorised to collect the accounts receivable which have been pledged under and pursuant to this Deed, it shall, during the continuance of an Event of Default, also have the right to enter into amicable settlements or court settlements with respect to such accounts receivable with the debtor of such accounts receivable, subject to the conditions set forth in this Article 6.

6.2. If and insofar as the Bank contemplates entering into a settlement as referred to in Article 6.1. hereof with a debtor in connection with an account receivable which been pledged under or pursuant to this Deed, the Bank shall inform the Pledgor in writing in a timely fashion, but in no event later than three days prior to the date the settlement concerned is entered into.

6.3. The Pledgor has the authority to prevent the Bank from exercising its right pursuant to Article 6.1. hereof to enter into a settlement with a debtor of an account receivable that has been pledged, by making full payment to the Bank of the amount due under the account receivable.


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6.4.     If and as soon as pursuant to Article 6.3. hereof the Pledgor has prevented the Bank from concluding a settlement, the right of pledge hereby created in the account receivable concerned shall immediately cease to exist.

ARTICLE 7.

Insofar as accounts receivable are due by foreign debtors the Pledgor shall take all measures and render full assistance as may be required by any exchange regulations and/or foreign statutory rules or other rules.

ARTICLE 8.

All reasonable costs incurred in connection with the creation of the first right of pledge, including reasonable costs of drafting and executing the authenticated deeds ("authentieke akten"), the filing for the purpose of registration of those deeds, as well as all costs which may arise from the implementation of this Deed and from foreclosure, are for the account of the Pledgor.



Thus made and signed in twofold in Waltham, Massachusetts U.S.A. on 26th of September, 1997.







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The Bank                                      The Pledgor




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                                                                         ANNEX B



               SUPPLEMENTARY DEED OF PLEDGE OF ACCOUNTS RECEIVABLE

The Undersigned:

1. Lionbridge Technologies Holdings B.V., with its statutory seat at Amsterdam, hereinafter, to be referred to as the "Pledgor";

2. Silicon Valley Bank, a California-chartered bank with its chief executive officers at 3003 Tasman Drive, Santa Clara, the U.S.A., hereinafter to be referred to as the "Bank";

WHEREAS:

(a)      by a deed of pledge of accounts receivable dated            , 1997
         (the "Deed") the Pledgor has undertaken towards the Bank to create a first right of pledge in all accounts receivable that the Pledgor has vis-a-vis any third party;

(b) by executing this supplementary deed of pledge of accounts receivable the Pledgor wishes to perform its undertaking;

have agreed as follows:

1. Upon the terms and conditions of the Deed which shall be deemed incorporated herein by reference, the Pledgor hereby grants to the Bank a First right of pledge ("eerste recht van pand"), and the Bank hereby accepts such right, in all accounts receivable that the Pledgor has vis-a-vis any third party or will in the future obtain arising from any legal relationship that presently already exists insofar as those have not yet prior to the date hereof been pledged to the Bank, including without limitation the accounts receivable specified in the enclosed Appendix.

2. The Pledgor represents that it holds full and exclusive title of ownership to the accounts receivable which the Pledgor presently has as mentioned in Article 1 hereof, that it has the power to create a right of pledge therein, and that such accounts receivable have not been encumbered with any attachment ("beslag"), any right of pledge, or any right in rem ("beperkt recht") other than those created in favour of the Bank.

3. The Pledgor hereby further represents that it has not assigned or encumbered in advance the future accounts receivable arising from legal relationships that presently already exist between the Pledgor and any third party, as mentioned in article 1.1. hereof, with any right of pledge or any other rights in rem.


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Thus made and signed in twofold in Waltham, Massachusetts U.S.A., on September
26th 1997.





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The Bank                                      The Pledgor


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